April 2026

Pricing Supplement No. 15,274

Registration Statement Nos. 333-293641; 333-293641-01

Dated April 30, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities and U.S. and International Equities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of the maturity date or automatic call if, and only if, the closing price of the lowest performing underlying on the calculation day for that quarter is greater than or equal to its coupon threshold price. However, if the closing price of the lowest performing underlying on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon for the relevant quarter. If the closing price of the lowest performing underlying is less than its coupon threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold price for each underlying is equal to 70% of its starting price. The contingent coupon rate is 20.75% per annum.

￭Automatic Call. Beginning after six months, the securities will be automatically called if the closing price of each underlying on any of the calculation days (other than the final calculation day) is greater than or equal to its respective starting price for a cash payment equal to the face amount plus a final contingent coupon payment. No further payments will be made on the securities once they have been called.

￭Potential Loss of Principal. If the securities are not automatically called, you will receive the face amount at maturity if, and only if, the closing price of each underlying on the final calculation day is greater than or equal to its respective downside threshold price. If the closing price of either underlying on the final calculation day is less than its respective downside threshold price, investors will be fully exposed to the decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 70% of the face amount of the securities and could be zero.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective coupon threshold price or respective downside threshold price of either underlying will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if the other underlying has appreciated or has not declined as much.

￭The securities are for investors who are willing to risk their principal based on the lowest performing of two underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of either underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is $977.50 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$666,000	$15,484.50	$650,515.50

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	April 27, 2029, subject to postponement if the final calculation day is postponed
Underlyings:	iShares® Silver Trust (the “SLV Shares”) and VanEck® Gold Miners ETF (the “GDX Shares”) We refer to each of the SLV Shares and the GDX Shares as a “Fund.”
Underlying commodity:	With respect to the SLV Shares, Silver
Share underlying index:	With respect to the GDX Shares, MarketVector Global Gold Miners Index
Share underlying index publisher:	With respect to the GDX Shares, ICE Data Indices, LLC, or any successor thereof
Contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing price of the lowest performing underlying on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the lowest performing underlying is less than its coupon threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable calculation day; provided that the contingent coupon payment date for the final calculation day is the maturity date.*
Contingent coupon rate:	The “contingent coupon rate” is 20.75% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any calculation day (other than the final calculation day), beginning in October 2026, the closing price of each underlying is greater than or equal to its respective starting price, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment on the related call settlement date.

The securities will not be automatically called on any call settlement date if the closing price of either underlying is below its respective starting price on the related calculation day.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the closing price of either underlying on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of either underlying.

Calculation days:

Quarterly, on the 24th of each January, April, July and October, commencing in July 2026 and ending on the final calculation day. We also refer to the April 2029 calculation day as the final calculation day.**

Call settlement date:	Three business days after the applicable calculation day.**
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment, if payable). The “maturity payment amount” per security will equal:

●if the closing price of each underlying on the final calculation day is greater than or equal to its respective downside threshold price:

$1,000; or

April 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

●if the closing price of either underlying on the final calculation day is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying on the final calculation day

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Lowest performing underlying:	On any calculation day, the underlying with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying, on any calculation day, the closing price on such calculation day divided by the starting price
Closing price:

The “closing price” for one share of each Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the product of (i) the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading, and (ii) the adjustment factor applicable to such Fund on such trading day.

Starting price:	With respect to the iShares® Silver Trust: $66.66, its closing price on the pricing date. With respect to the VanEck® Gold Miners ETF: $88.29, its closing price on the pricing date.
Ending price:	With respect to each Underlying, the respective closing price on the final calculation day.
Coupon threshold price:	With respect to the iShares® Silver Trust: $46.662, which is equal to 70% of its starting price. With respect to the VanEck® Gold Miners ETF: $61.803, which is equal to 70% of its starting price.
Downside threshold price:	With respect to the iShares® Silver Trust: $46.662, which is equal to 70% of its starting price. With respect to the VanEck® Gold Miners ETF: $61.803, which is equal to 70% of its starting price.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	April 30, 2026
Original issue date:	May 5, 2026 (3 business days after the pricing date)
Adjustment factor:

The “adjustment factor” means, with respect to each Underlying, 1.0, subject to adjustment in the event of certain events affecting such Underlying. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

CUSIP / ISIN:	61781E7E0 / US61781E7E01
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

April 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $977.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold prices and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

April 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029 (the “securities”) may be appropriate for investors who:

￭Seek an investment with contingent coupon payments at a rate of 20.75% per annum until the earlier of the maturity date or automatic call, if, and only if, the closing price of each underlying on the applicable quarterly calculation day is greater than or equal to 70% of its starting price;

￭Understand that if the closing price of either underlying on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing underlying from its starting price and will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

￭Are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭Understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlying;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo participation in any appreciation of either underlying, fixed interest payments on the securities and dividends on the underlyings; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that the closing price of either underlying on the final calculation day may decline by more than 30% from its respective starting price to its closing price on the final calculation day, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Seek exposure to the upside performance of any or each underlying;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “iShares® Silver Trust Overview” and “VanEck® Gold Miners ETF Overview” below.

April 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing price of the lowest performing underlying on the related quarterly calculation day.

Step 1: Determine which underlying is the lowest performing underlying on the relevant determination. The lowest performing underlying on any calculation day is the underlying with the lowest performance factor on that calculation day. The performance factor of an underlying on a calculation day is its closing price on that calculation day as a percentage of its starting price (i.e., its closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing price of the lowest performing underlying on the relevant calculation day, as follows:

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final calculation day. The lowest performing underlying on the final calculation day is the underlying with the lowest performance factor on the final calculation day. The performance factor of an underlying on the final calculation day is its closing price as a percentage of its starting price (i.e., its closing price on the final calculation day divided by its starting price).

Step 2: Calculate the maturity payment amount based on the closing price of the lowest performing underlying on the final calculation day, as follows:

April 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities for a range of hypothetical performances of the lowest performing underlying from its respective starting price to its respective closing price on the final calculation day. The hypothetical payout profile excludes any hypothetical contingent coupon payments.

April 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid with respect to a calculation day and how to calculate the payment at maturity, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the closing price of each underlying on each calculation day, and the amount you will receive at maturity, if any, will be determined by reference to the closing price of each underlying on the final calculation day. The actual starting price, coupon threshold price and downside threshold price for each underlying are set forth under “Final Terms” above. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Contingent coupon payment: On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related calculation day is greater than or equal to its coupon threshold price. If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 20.75% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect the contingent quarterly coupon rate of 20.75% (corresponding to $51.875 per quarter per security**).

Hypothetical starting price: With respect to the SLV Shares: $100

 With respect to the GDX Shares: $100

Hypothetical coupon threshold price: With respect to the SLV Shares: $70, which is 70% of its hypothetical starting price

     With respect to the GDX Shares: $70, which is 70% of its hypothetical starting price

Hypothetical downside threshold price: With respect to the SLV Shares: $70, which is 70% of its hypothetical starting price

     With respect to the GDX Shares: $70, which is 70% of its hypothetical starting price

*The hypothetical starting price of $100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of either underlying. The actual starting prices, coupon threshold prices and downside threshold prices are set forth on the cover of this pricing supplement. For historical data regarding the actual closing prices of the underlyings, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $51.875 is used in these examples for ease of analysis.

April 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

How to determine whether a contingent coupon payment is payable with respect to a calculation day:

Date	SLV Shares Closing Price	GDX Shares Closing Price	Contingent Coupon Payment (per Security)
Hypothetical Calculation Day 1	$125 (at or above the coupon threshold price)	$130 (at or above the coupon threshold price)	$51.875
Hypothetical Calculation Day 2	$50 (below the coupon threshold price)	$95 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 3	$50 (below the coupon threshold price)	$110 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 4	$55 (below the coupon threshold price)	$58 (below the coupon threshold price)	$0

On hypothetical calculation day 1, the closing price of each underlying is at or above the respective coupon threshold price. Therefore, a contingent coupon payment of $51.875 is paid on the relevant contingent coupon payment date.

On each of hypothetical calculation days 2 and 3, one underlying closes at or above its respective coupon threshold price, but the other underlying closes below its respective coupon threshold price. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 4, each underlying closes below its respective coupon threshold price, and, accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

If the closing price of either underlying is less than its respective coupon threshold price on each calculation day, you will not receive any contingent coupon payments for the entire term of the securities.

April 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the closing price of each underlying is greater than or equal to its starting price on any calculation day, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity

	SLV Shares Closing Price on Final Calculation Day	GDX Shares Closing Price on Final Calculation Day	Maturity Payment Amount (per Security)
Example 1:	$130 (at or above its downside threshold price and coupon threshold price)	$140 (at or above its downside threshold price and coupon threshold price)	$1,051.875 (the face amount plus the final contingent coupon payment)
Example 2:	$115 (at or above its downside threshold price)	$40 (below its downside threshold price)	$1,000 × ($40 /$100) = $400
Example 3:	$20 (below its downside threshold price)	$80 (at or above its downside threshold price)	$1,000 × ($20 / $100) = $200
Example 4:	$55 (below its downside threshold price)	$20 (below its downside threshold price)	$1,000 × ($20 / $100) = $200

In example 1, the closing price of each underlying on the final calculation day is at or above its respective downside threshold price and coupon threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final contingent coupon payment. Investors do not participate in any appreciation in either underlying.

In examples 2 and 3, the closing price of one underlying on the final calculation day is at or above its respective downside threshold price, but the closing price of the other underlying on the final calculation day is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity.

In example 4, the closing price of each underlying on the final calculation day is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the GDX Shares, which represent the lowest performing underlying in this example.

If the closing price of either underlying on the final calculation day is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 70% of the face amount per security and could be zero.

April 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the closing price of either underlying on the final calculation day is less than its respective downside threshold price of 70% of its starting price, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the closing price of each underlying is at or above its respective coupon threshold price on the related calculation day. If the closing price of either underlying is lower than its coupon threshold price on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. It is possible that the closing price of either underlying will be less than its respective coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the value of each underlying on only the related quarterly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the closing price of each underlying on the relevant quarterly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying on the quarterly calculation days, if the closing price of either underlying on any calculation day date is below the coupon threshold price for such underlying, you will not receive the contingent coupon payment for the related interest period, even if the price of such underlying was at or above its respective coupon threshold price on other days during that interest period, and even if the closing prices of the other underlying is at or above its respective coupon threshold price.

￭Investors will not participate in any appreciation in either underlying. Investors will not participate in any appreciation in either underlying from the starting price for such underlying, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the closing price of each underlying is greater than or equal to its respective coupon threshold price, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting price, coupon threshold price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings,

owhether the closing price of either underlying has been below its respective coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings, commodities, or securities markets generally and which may affect the price of each underlying, odividend rates on the underlyings or stocks composing the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor,

April 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

othe composition of the GDX Shares and changes in the constituents of the GDX Shares, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either underlying has closed near or below its coupon threshold price and downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of either underlying based on its historical performance. The price of either underlying may decrease and be below the respective coupon threshold price for such underlying on each calculation day so that you will receive no return on your investment, and either or both of the underlyings may close below the respective downside threshold price(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the closing price of each underlying will be at or above the respective coupon threshold price on any calculation day so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold price on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “iShares® Silver Trust Overview” and “VanEck® Gold Miners ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings, in the underlying commodity with respect to the SLV Shares or in the stocks composing the share underlying index with respect to the GDX Shares. Investing in the securities is not equivalent to investing in the underlyings, in the underlying commodity with respect to the SLV Shares, in the stocks composing the share underlying index with respect to the GDX Shares. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings, in the underlying commodity with respect to the SLV Shares, or in the stocks composing the share underlying index with respect to the GDX Shares.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

April 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the coupon threshold prices and the downside threshold prices and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a closing price in the event of a market disruption event or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Payment Dates, “—Calculations and Calculation Agent” and “—Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings, the share underlying index with respect to the GDX Shares or the underlying commodity with respect to the SLV Shares), including trading in the underlyings and in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings, the share underlying index with respect to the GDX Shares and the underlying commodity with respect to the SLV Shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the calculation days so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment (depending also on the performance of the other underlying), (ii) the price at or above which such underlying must close on each calculation day in order for you to earn a contingent coupon payment (depending also on the performance of the other underlying) and (iii) the price at or above which such underlying must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

April 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent coupon payments, each underlying must close at or above its respective coupon threshold price on the applicable calculation day. In addition, if the securities have not been called and either underlying has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 70% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no contingent coupon payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent coupon payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will close below its coupon threshold price on any calculation day, and below its downside threshold price on the final calculation day, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent coupon payments and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its starting price on a quarterly calculation day in order for the securities to be called prior to maturity, the securities are less likely to be called on any call settlement date than if the securities were linked to just one underlying.

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The SLV Shares is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to the SLV Shares, which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The securities are subject to risks associated with silver. The SLV Shares seeks to reflect generally the performance of the price of silver, less the SLV Shares’ expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices

April 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the SLV Shares seeks to reflect generally the performance of the price of silver, less the SLV Shares’ expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the securities. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodity that constitutes the SLV Shares, and, therefore, the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the MarketVector Global Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The GDX Shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlyings are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative

April 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the GDX Shares tracks the performance of the MarketVector Global Gold Miners Index, which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The prices of the GDX Shares are subject to currency exchange risk. Because the prices of the GDX Shares are related to the U.S. dollar value of stocks underlying the MarketVector Global Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MarketVector Global Gold Miners Index, the price of the GDX Shares will be adversely affected.

￭The VanEck® Gold Miners ETF has recently changed the share underlying index that it tracks. Prior to market close on September 19, 2025, the VanEck® Gold Miners ETF’s share underlying index was the NYSE Arca Gold Miners Index. After market close on September 19, 2025, the VanEck® Gold Miners ETF’s share underling index changed to the MarketVector Global Gold Miners Index. The MarketVector Global Gold Miners Index differs from the NYSE Arca Gold Miners Index, including in the use of different market capitalization criteria for inclusion in the index and different weighting schemes. Accordingly, the composition of the VanEck® Gold Miners ETF changed as a result of this transition. In connection with this change, the VanEck® Gold Miners ETF may have experienced, and may continue to experience, additional portfolio turnover, and the VanEck® Gold Miners ETF may have experienced, and may continue to experience, higher tracking error than had been typical for the VanEck® Gold Miners ETF. This change could have adversely affected, and may continue to adversely affect, the performance of the VanEck® Gold Miners ETF and, in turn, your return on the securities. In addition, when evaluating the historical performance of the VanEck® Gold Miners ETF included below, you should bear in mind that the historical performance of the VanEck® Gold Miners ETF might have been meaningfully different had the VanEck® Gold Miners ETF tracked the MarketVector Global Gold Miners Index prior to September 19, 2025.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the SLV Shares and the GDX Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the SLV Shares and the GDX Shares. However, the calculation agent will not make an adjustment for every event that can affect the SLV Shares and the GDX Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭The performance and market price of the SLV Shares and the GDX Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying commodity, with respect to the SLV Shares, or the share underlying index or the component securities of the share underlying index, with respect to the GDX Shares, or the net asset value per share of the respective underlying. The SLV Shares do not fully replicate their underlying commodity and the GDX Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.

With respect to the SLV Shares, the underlying does not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the underlying or by restrictions on access to the underlying commodity due to other circumstances. The SLV Shares do not generate any income, and as the SLV Shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of the underlying commodity represented by each share gradually declines over time. The SLV Shares sell the underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of the underlying commodity. The sale by the SLV Shares of the underlying commodity to pay

April 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

expenses at a time of relatively low prices for the underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of the SLV Shares in the underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

With respect to the GDX Shares, the performance of the underlying will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the GDX Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the securities underlying the GDX Shares may impact the variance between the performances of the GDX Shares and the share underlying index.

Additionally, because the shares of each of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying may differ from the net asset value per share of such underlying.

In particular, during periods of market volatility, or unusual trading activity, trading in the components underlying each of the underlyings may be disrupted or limited, or such components may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlyings, and their ability to create and redeem shares of each of the underlyings may be disrupted. Under these circumstances, the market price of shares of each of the underlyings may vary substantially from the net asset value per share of each underlying share, the performance of the underlying commodity, with respect to the SLV Shares, or the level of the MarketVector Global Gold Miners Index, with respect to the GDX Shares.

For all of the foregoing reasons, the performance of the SLV Shares may not correlate with the performance of the underlying commodity and the performance of the GDX Shares may not correlate with the performance of the share underlying index or the component securities of the share underlying index, and the performance of each of the underlyings may not correlate with the performance of the net asset value per share of such underlying.  Any of these events could materially and adversely affect the prices of each of the underlyings and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlyings on the final calculation day, even if the SLV Shares are underperforming the underlying commodity, the GDX Shares are underperforming the share underlying index or the component securities of the share underlying index and/or any of the underlyings are trading below the net asset value per share of such underlyings.

￭Adjustments to the GDX Shares or the index tracked by the GDX Shares could adversely affect the value of the securities. The investment adviser to the VanEck® Gold Miners ETF, VanEck Associates Corporation (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MarketVector Global Gold Miners Index). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the securities composing the VanEck® Gold Miners ETF. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities. ICE Data Indices, LLC (“IDI”) is responsible for calculating and maintaining the MarketVector Global Gold Miners Index. IDI may add, delete or substitute the securities constituting the MarketVector Global Gold Miners Index or make other methodological changes that could change the level of the MarketVector Global Gold Miners Index. IDI may discontinue or suspend calculation or publication of the MarketVector Global Gold Miners Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MarketVector Global Gold Miners Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities.

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the final calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

￭The anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that can affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

April 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC , which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the Silver Trust has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over time.

The following graph sets forth the daily closing prices of the SLV Shares for the period from January 1, 2021 through April 30, 2026. The closing price of the SLV Shares on April 30, 2026 was $66.66. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SLV Shares have at times experienced periods of high volatility. You should not take the historical closing prices of the SLV Shares as an indication of its future performance, and no assurance can be given as to the closing price of the SLV Shares at any time, including on the calculation days.

Shares of the iShares® Silver Trust – Daily Closing Prices January 1, 2021 to April 30, 2026

April 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

This document relates only to the securities referenced hereby and does not relate to the SLV Shares. We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

April 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

VanEck® Gold Miners ETF Overview

The VanEck® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MarketVector Global Gold Miners Index. VanEck® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Prior to market close on September 19, 2025, the VanEck® Gold Miners ETF share underlying index was the NYSE Arca Gold Miners Index. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck® Gold Miners ETF is accurate or complete.

The following graph sets forth the daily closing prices of the GDX Shares for the period from January 1, 2021 through April 30, 2026. The closing price of the GDX Shares on April 30, 2026 was $88.29. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The GDX Shares have at times experienced periods of high volatility. You should not take the historical closing prices of the GDX Shares as an indication of its future performance, and no assurance can be given as to the closing price of the GDX Shares at any time, including on the calculation days.

Shares of the VanEck® Gold Miners ETF – Daily Closing Prices January 1, 2021 to April 30, 2026

This document relates only to the securities referenced hereby and does not relate to the GDX Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes

April 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

Market Vectors℠ is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MarketVector Global Gold Miners Index. The MarketVector Global Gold Miners Index is a float-adjusted market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The MarketVector Global Gold Miners Index includes common stocks, ADRs or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the MarketVector Global Gold Miners Index, please see the information set forth under “MarketVector Global Gold Miners Index” in the accompanying index supplement.

April 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

April 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

April 2026 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 27, 2029

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

April 2026 Page 24